UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                            CURRENT REPORT Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of report (Date of earliest event reported) September 22, 2004

                        INTERSTATE BAKERIES CORPORATION
------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                 1-11165                               43-1470322
------------------------------------------------------------------------------
        (Commission File Number)            (IRS Employer Identification No.)

        12 East Armour Boulevard
          Kansas City, Missouri                               64111
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                   (Zip Code)

                                 (815) 502-4000
------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                      N/A
------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

          The information provided in Item 1.03 of this Current Report on Form 8-K regarding the Revolving Credit Agreement (as such term is defined below) and the Letter Agreement (as such term is defined below) is incorporated into this Item 1.01 by reference.

Item 1.03         Bankruptcy or Receivership.

          On September 22, 2004 (the "Petition Date"), Interstate Bakeries Corporation (the "Company") and certain of its subsidiaries (collectively, the "Debtors") filed voluntary petitions in the United State Bankruptcy Court for the Western District of Missouri (the "Bankruptcy Court") seeking reorganization relief under the provisions of chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") (Case Nos. 04-45814, 04-45816, 04-45817, 04-45818, 04-45819, 04-45820, 04-45821 and 04-45822, collectively, the "Cases"). The Debtors continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. A copy of the press release dated September 22, 2004 announcing the bankruptcy filing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

          The Debtors entered into a Revolving Credit Agreement, dated as of September 23, 2004 (the "DIP Agreement"), among the Debtors, JPMorgan Chase Bank ("JPMCB") and each of the other commercial banks, finance companies, insurance companies or other financial institutions or funds from time to time party thereto (together with JPMCB, the "Lenders"), J.P. Morgan Securities Inc., as lead arranger and book runner, JPMorgan Chase Bank, as administrative agent for the Lenders, and JPMorgan Chase Bank, as collateral agent for the Lenders. The DIP Agreement received interim approval by the Bankruptcy Court on September 23, 2004, but remains subject to final approval by the Bankruptcy Court, which has scheduled a hearing for October 21, 2004 to consider final approval. The DIP Agreement provides for a $200 million commitment (the "Commitment") of debtor-in-possession financing to fund the Debtors' post-petition operating expenses, supplier and employee obligations, only $50 million of which will be available to the Debtors until the entry of a final order ("Final Order") by the Bankruptcy Court approving the DIP Agreement. Obligations under the DIP Agreement are secured by a superpriority lien in favor of the Lenders over the Debtors' assets. Interest on borrowings under the DIP Agreement are at an alternate base rate plus 1.75%, or, at the Debtors' option, LIBOR plus 2.75% for interest periods of one, three or six months. Such interest shall be payable monthly in arrears, at the end of any interest period or upon the termination of the Commitment.

          The DIP Agreement subjects the Debtors to certain obligations, including the delivery of cash flow forecasts and operating budgets at specified intervals. Furthermore, the Debtors are subject to certain limitations on the payment of indebtedness, entering into investments, the payment of capital expenditures and the payment of dividends. In addition, payment under the DIP Agreement may be accelerated following certain events of default including, but not limited to, (i) the conversion of any of the Cases to a case under chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to chapter 11 of the Bankruptcy Code; (ii) any of the Debtors' making certain payments of principal or interest on account of pre-petition indebtedness or payables; (iii) a change of control in any of the Debtors; (iv) an order of the Bankruptcy Court permitting holders of security interests to foreclose on the debt on any of Debtors' assets which have an aggregate value in excess of $1 million; and (v) the entry of any judgment in excess of $1 million against any Debtor, the enforcement of which remains unstayed. Notwithstanding acceleration pursuant to an event of default, the maturity date on the Commitment terminates twenty-four (24) months from the Petition Date. Such maturity date may terminate earlier following the occurrence of either (i) thirty-five (35) days after the entry of the interim order of the Bankruptcy Court approving the DIP Agreement, but only if the Final Order has not been entered prior to the thirty-fifth (35th) day; or (ii) the consummation of a plan of reorganization in the Cases. A copy of the DIP Agreement is hereby incorporated by reference and attached hereto as Exhibit 10.1.

          Certain of the Lenders under the DIP Agreement are also lenders under the Company's pre-petition Amended and Restated Credit Agreement (as defined below). In addition, some of the Lenders or their affiliates may hold equity positions in the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under An Off-Balance Sheet Arrangement of a Registrant.

          The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under An Off-Balance Sheet Arrangement.

          As a result of the bankruptcy filing, the Company is in default under the Amended and Restated Credit Agreement, dated April 25, 2002 and as previously amended on April 1, 2003, May 7, 2004, May 27, 2004, June 17, 2004, August 12, 2004 and September 10, 2004 (the "Amended and Restated Credit Agreement"), among the Company, as a Guarantor, Interstate Brands Corporation and Interstate Brands West Corporation, each as a Borrower, the several Lenders from time to time parties thereto, The Bank of Nova Scotia, BNP Paribas, Cooperatieve Central Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York Branch, and SunTrust Bank, each as a co-documentation agent, Bank of America, N.A., as syndication agent and JPMorgan Chase Bank, as administrative agent. As a result of such default, the commitments under the Amended and Restated Credit Agreement immediately terminated and all borrowings, with accrued interest thereon, and all other amounts owed by the Company, including all amounts under outstanding letters of credit, became immediately due and payable in the amount of approximately $648.5 million. In addition, as a result of the bankruptcy filing, the Company is in default under the terms of the indenture it executed in August 2004 in connection with the private placement of $100 million aggregate principal amount of its 6.0% senior subordinated convertible notes due 2014 (the "Notes"). As a result of such default, the principal amount plus accrued and unpaid interest, including any liquidated damages, if any, on the Notes is due and payable.

          As a result of the bankruptcy filing, the ability of creditors to seek remedies to enforce their rights under all such agreements are stayed and creditor rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

          On September 23, 2004, the Company received written notice from the New York Stock Exchange (the "NYSE") that the Company's common stock would be delisted from the NYSE immediately in accordance with Section 802.00 of the NYSE Listed Company Manual. The NYSE indicated in a press release issued September 23, 2004 that application to the Securities and Exchange Commission to delist the Company's common stock is pending the completion of applicable procedures. The NYSE stated that the delisting determination followed its review of the Company's September 22, 2004 press release announcing that it had filed cases under chapter 11 of the Bankruptcy Code. The NYSE further noted the overall uncertainty surrounding the bankruptcy process, the current delay in the filing of the Company's audited financial statements for the fiscal year 2004 due to previously announced restatement, financial reporting and other issues. At the time of this filing, the Company had not determined its response, if any, to the delisting notice.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On September 21, 2004, James R. Elsesser resigned as Chief Executive Officer, Chairman of the Board of Directors of the Company (the "Board") and as a Director of the Company.

          On the same date, the Board appointed Leo Benatar, who currently serves as a Director of the Company, as non-executive Chairman of the Board. The Compensation Committee of the Board will determine Mr. Benatar's compensation for serving in such position at a later date. Mr. Benatar will continue to serve on the Company's Audit Committee.

          On the same date, the Board appointed Antonio Alvarez II as Chief Executive Officer of the Company. Mr. Alvarez, age 56, is co-founder, a Managing Director and Co-Chief Executive of Alvarez & Marsal, LLC ("A&M"). A&M specializes in corporate advisory and crisis management services to troubled and under-performing companies and their stakeholders. Mr. Alvarez has led numerous A&M engagements in a variety of industries, including retailing, apparel wholesale, manufacturing, healthcare, and oil field services. Most recently, he served as strategic advisor to Levi Strauss & Co., a global retail and apparel company. He continues to serve as a member of the Board of Directors at American Household, Inc., a privately held corporation. Mr. Alvarez previously served as CEO of Warnaco, Inc., Wherehouse Entertainment, Inc., Phar-Mor, Inc., Long Manufacturing, Inc. and Coleco Industries, Inc. Additionally, he was the President and Chief Operating Officer of Republic Health Corporation (renamed OrNda HealthCorp). He also served as Restructuring Advisor in Charter Medical Corporation and Resorts International, Inc. Mr. Alvarez has served as a Director on the Boards of Warnaco, Republic Health Corporation and Resorts International, Inc.

          On the same date, the Board appointed John Suckow to serve as Executive Vice President and Chief Restructuring Officer of the Company. Mr. Suckow, age 45, is a Managing Director of A&M. Prior to joining A&M in July of 2002, Mr. Suckow was the managing partner in charge of the restructuring practice at Arthur Andersen LLP, an accounting and financial services firm. With more than twenty-three years of financial restructuring and business experience, Mr. Suckow has advised management teams, boards of directors, secured lenders, and other creditor groups in a variety of ways, ranging from financial advisor to interim management in several industry sectors, including manufacturing, distribution, healthcare, telecommunications, publishing, and retail. Additionally, he has represented strategic and financial buyers in over twenty-five acquisitions. Mr. Suckow has served as an expert witness on several occasions in state and federal court. His diverse restructuring experience includes American Pad & Paper, Ames, ANC, Beatrice Canada, Bush Industries, Fleming Companies, Magellan Health Services, Mercury Stainless/Washington Steel, Microcell Telecommunications, Peter J. Schmitt, and Singer NV.

          Messrs. Alvarez and Suckow, as employees of A&M, were designated as officers of the Company pursuant to a letter agreement dated as of August 17, 2004 and amended and restated as of September 21, 2004 (the "Letter Agreement"). The terms and conditions of the Letter Agreement are subject to the approval of the Bankruptcy Court. Under the terms of the Letter Agreement, the Company will pay $150,000 per month to A&M for the services of Mr. Alvarez as Chief Executive Officer. In addition, the Company will pay to A&M an hourly rate of $600 for the services of Mr. Suckow as Executive Vice President and Chief Restructuring Officer and an hourly rate ranging from $200 to $650 for other employees of A&M. The Company will also compensate A&M for reasonable out-of-pocket expenses. Pursuant to the Letter Agreement, A&M is entitled to incentive compensation to be based on five percent of value created, a definition of such term to be agreed upon with the Debtors within ninety days of September 21, 2004. Under all circumstances other than a liquidation of the Company (in which case A&M will have no guaranteed incentive compensation), A&M's incentive compensation will be a minimum of $3.85 million. The incentive compensation will be payable upon the earlier of the consummation of the Company's plan of reorganization, the sale of all or a substantial portion of the Company's assets or a liquidation of the Company. The Letter Agreement may be terminated by either party without cause upon thirty days prior written notice, subject to the payment by the Company of any fees and expenses due to A&M. If the Company terminates the Letter Agreement without cause or if A&M terminates the Letter Agreement for good reason, A&M will also be entitled to receive the incentive fee, provided that the consummation of the Company's restructuring occurs within twelve months of termination. If the Company terminates the Letter Agreement for cause, it will be relieved of all of its payment obligations, except for the payment of fees and expenses incurred by A&M through the effective date of termination. A copy of the Letter Agreement is hereby incorporated by reference and attached hereto as Exhibit 10.2.

          The Company initially retained the services of A&M on August 27, 2004. At such time, the Company paid A&M a retainer fee of $500,000. On September 21, 2004, the Company made an additional payment to A&M of approximately $190,000. Prior to September 22, 2004, A&M advised the Company that it applied that payment and $250,000 of the retainer against outstanding fees and expenses, leaving the retainer with a balance of $250,000. Under the terms of the Letter Agreement, Messrs. Alvarez and Suckow will continue to be employed by A&M and, while rendering services to the Company, will continue to work with A&M personnel in connection with other unrelated matters.

Item 8.01         Other Events.

          On September 23 2004, the Company issued a press release announcing the approval of first-day motions by the Bankruptcy Court. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(c)      Exhibits

Exhibit No.       Description

   10.1 Revolving Credit Agreement, dated as of September 23, 2004, among Interstate Bakeries Corporation ("Parent Borrower"), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and each of the direct and indirect subsidiaries of the Parent Borrower party to this Agreement (each individually a "Subsidiary Borrower" and collectively the "Subsidiary Borrowers"; and together with the Parent Borrower, the "Borrowers"), each of which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrowers, each a "Case" and collectively, the "Cases"), JPMorgan Chase Bank ("JPMCB"), and each of the other commercial banks, finance companies, insurance companies or other financial institutions or funds from time to time party hereto (together with JPMCB, the "Lenders"), J.P. Morgan Securities Inc., as lead arranger and book runner, JPMorgan Chase Bank, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, and JPMorgan Chase Bank, as collateral agent (in such capacity, the "Collateral Agent") for the Lenders

   10.2 Letter Agreement, dated as of August 27, 2004 and amended and restated as of September 21, 2004, by and between Alvarez and Marsal, LLC and Interstate Bakeries Corporation, Armour & Main Redevelopment Corporation, Baker's Inn Quality Baked Goods, LLC, IBC Sales Corporation, IBC Services, LLC, IBC Trucking LLC, Interstate Brands Corporation, New England Bakery Distributors, LLC and Mrs. Cubbison's Foods, Inc.

    99.1          Interstate Bakeries press release dated September 22, 2004

    99.2          Interstate Bakeries press release dated September 23, 2004

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2004                       INTERSTATE BAKERIES
                                               CORPORATION


                                               By: /s/ Ronald B. Hutchison
                                                   ----------------------------
                                                   Ronald B. Hutchison
                                                   Executive Vice President and
                                                   Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No.       Description

   10.1 Revolving Credit Agreement, dated as of September 23, 2004, among Interstate Bakeries Corporation ("Parent Borrower"), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and each of the direct and indirect subsidiaries of the Parent Borrower party to this Agreement (each individually a "Subsidiary Borrower" and collectively the "Subsidiary Borrowers"; and together with the Parent Borrower, the "Borrowers"), each of which is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrowers, each a "Case" and collectively, the "Cases"), JPMorgan Chase Bank ("JPMCB"), and each of the other commercial banks, finance companies, insurance companies or other financial institutions or funds from time to time party hereto (together with JPMCB, the "Lenders"), J.P. Morgan Securities Inc., as lead arranger and book runner, JPMorgan Chase Bank, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, and JPMorgan Chase Bank, as collateral agent (in such capacity, the "Collateral Agent") for the Lenders

   10.2 Letter Agreement, dated as of August 27, 2004 and amended and restated as of September 21, 2004, by and between Alvarez and Marsal, LLC and Interstate Bakeries Corporation, Armour & Main Redevelopment Corporation, Baker's Inn Quality Baked Goods, LLC, IBC Sales Corporation, IBC Services, LLC, IBC Trucking LLC, Interstate Brands Corporation, New England Bakery Distributors, LLC and Mrs. Cubbison's Foods, Inc.

   99.1           Interstate Bakeries press release dated September 22, 2004

   99.2           Interstate Bakeries press release dated September 23, 2004